Exhibit 99.1

(3)  The shares are held as follows: 9,037,534 shares held by Versant Venture Capital III, L.P.
and 53,376 shares held by Versant Side Fund III, L.P.  Mr. Atwood is a managing member of
Versant Ventures III, LLC which is the general partner of each Versant Venture Capital III, L.P.
and Versant Side Fund III, L.P. and is deemed to have shared voting and investment authority over the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P.  Mr.
Atwood disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)  The shares are held as follows: 4,443,454 shares held by Versant Venture Capital III, L.P.
and 26,243 shares held by Versant Side Fund III, L.P.  Mr. Atwood is a managing member of
Versant Ventures III, LLC which is the general partner of each Versant Venture Capital III, L.P.
and Versant Side Fund III, L.P. and is deemed to have shared voting and investment authority over the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P.  Mr.
Atwood disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.